Exhibit 10.1

TRIO PETROLEUM CORP.

July 10, 2023

Re:	Agreement to Exercise Common Stock Purchase Warrant

Dear Holder:

Reference is made to that certain Common Stock Purchase Warrant issued by Trio Petroleum Corp. (the “Company”) on January 28, 2022, a copy of which is attached as Exhibit A hereto (the “Warrant”), with an exercise price of $1.03 (the “Initial Exercise Price”), currently held by ___________________ (the “Holder”). The Warrant is currently exercisable for up to _______ shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.0001 per share. Warrant Shares in the aggregate amount of _________ shares of Common Stock (125% of the number of Warrant Shares currently available upon exercise of the Warrant) have been registered for resale pursuant to the registration statement on Form S-1 with File No. 333-272638 (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Warrant pursuant to this letter agreement, will be effective for the resale of ________ Warrant Shares by the Holder. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Warrant.

In consideration for the Holder’s full exercise of the Warrant, on or around the date of the Holder’s countersignature to this letter agreement (the “Warrant Exercise”), the Company agrees to (i) reduce the Exercise Price of the Warrant to $0.80 and (ii) increase the number of Warrant Shares exercisable under the Warrant to _________ shares of Common Stock. Notwithstanding anything herein to the contrary, in the event the Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Warrant, the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance of the Warrant Shares issuable pursuant to the Warrant Exercise to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the unexercised portion of the Warrant equal to such balance of the Warrant Shares which shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise in the Warrant (provided no additional Exercise Price shall be payable). To the extent that the limitation set forth in Section 2(e) applies, the determination of whether the Warrant Shares may be issued pursuant to the provisions of this paragraph shall be in the sole discretion of the Holder, and the execution of this agreement, indicating on the signature page hereto the number of Warrant Shares, if any, to be held in abeyance pursuant to this paragraph, or submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether such Warrant Shares may be so issued, and the Company shall have no obligation to verify or confirm the accuracy of such determination.

The Company shall file a Current Report on Form 8-K with the SEC disclosing all material terms of the transactions contemplated hereunder on or before 9:30 a.m. ET on July 11, 2023 (including all attachments, the “8-K Filing”). From and after the filing or furnishing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this agreement. In addition, effective upon the filing or furnishing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Warrant Shares shall be issued free of any legends or restrictions on resale by Holder and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within two Trading Days of the date the Company receives the Exercise Price with respect to the Warrant Exercise (or, with respect to Warrant Shares that would otherwise be in excess of the Beneficial Ownership Limitation, within two Trading Days of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation). The terms of the Warrant, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of late delivery of the Warrant Shares).

The Company acknowledges and agrees that the obligations of the Holder under this letter agreement are several and not joint with the obligations of any other holder or any other holders of warrants similar to the Warrant (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until three Trading Days after the date hereof, that none of the terms offered to any Other Holder with respect to any Other Warrant Exercise Agreement (or any amendment, modification or waiver thereof), is or will be more favorable to such Other Holder than those of the Holder and this letter agreement. If, and whenever on or after the date hereof until three Trading Days after the date hereof, the Company enters into an Other Warrant Exercise Agreement, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this letter agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Warrant Exercise Agreement (including the issuance of additional Warrant Shares), provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this letter agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each such Other Warrant Exercise Agreement entered into on or after the date hereof until three Trading Days after the date hereof.

This letter agreement may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same waiver agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

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Within one business day from the Holder’s execution of this letter, the Holder shall deliver, pursuant to the provisions of Section 2 of the Warrant, to the Company immediately available funds equal to the number of Warrant Shares to be issued pursuant to the Warrant Exercise multiplied by $0.80 and the Company shall deliver such Warrant Shares to the Holder pursuant to the provisions of Section 2 of the Warrant.

Please do not hesitate to call the undersigned at (914) 843-0115 if you have any questions.

Sincerely yours,

TRIO PETROLEUM CORP.

By:
Name:	Frank Ingriselli
Title:	Chief Executive Officer

[Company Signature Page to __________ Warrant Exercise Agreement]

Accepted and Agreed to:

Name of Holder: _____________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Warrant Shares Exercised: ___________

Aggregate Exercise Price: $_________

Warrant Shares Held in Abeyance: _____________

DTC Instructions:

[____________ Signature Page to Warrant Exercise Agreement]